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                                                                   Exhibit 10.20


                         [MENDIK 1740 CORP. LETTERHEAD]


                                                As of January 14, 1997

The Mutual Life Insurance Company
  of New York
1740 Broadway
New York, New York  10019

                 1740 Broadway
                 New York, New York

Gentlemen:

                  Reference is made to the letter agreement (the "Original Letter"), dated as of April 26, 1996, between 1740 Broadway Associates L.P. ("Landlord") and The Mutual Life Insurance Company of New York ("Tenant"), as amended by a letter agreement (the "Amendment"), dated as of December 18, 1996 (collectively, the "Letter"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Letter.

                  Landlord and Tenant have entered into a Fourth Amendment of Lease (the "Amendment"), dated as of the date hereof. In connection with the Amendment, Landlord and Tenant have agreed to amend the Letter as follows:

1. The following is hereby inserted at the end of Paragraph 3 of Exhibit "B" attached to the Letter:
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                  "Tenant shall pay for all Tenant's expenses in connection with the transactions contemplated hereby, except that Landlord shall contribute an amount not to exceed Thirty Thousand Dollars ($30,000) (the "Fund") toward Tenant's actual, reasonable out-of-pocket legal fees in the preparation and negotiation of the plan (the "Condominium Plan") for conversion of the Building to a condominium form of ownership. Landlord shall disburse a portion of the Fund to Tenant from time to time, within thirty (30) days after receipt of the items set forth herein, provided that on the date of a request and on the date of disbursement from the Fund no Event of Default shall have occurred and be continuing. Disbursements from the Fund shall not be made more frequently than monthly, and shall be in an amount equal to the aggregate amounts theretofore paid or payable (as certified by an officer of Tenant) to Tenant's attorneys which have not been the subject of a previous disbursement from the Fund. Landlord's obligation to make the disbursements from the Fund shall be subject to Landlord's receipt of a request for such disbursement from Tenant signed by an officer of Tenant, together with the certification required above and copies of all receipts, invoices and bills for the legal fees incurred in connection with the preparation and negotiation of the Condominium Plan which are to be paid from the requested disbursement or which have been paid by Tenant and for which Tenant is seeking reimbursement. In no event shall the aggregate amount paid by Landlord to Tenant under this Paragraph 3


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                  exceed the amount of the Fund. Upon the completion of the
                  Condominium Plan, any amount of the Fund which has not been previously disbursed shall be retained by Landlord. Upon the disbursement of the entire Fund (or the portion thereof if upon completion of the Condominium Plan the Fund is not exhausted), Landlord shall have no further obligation or liability whatsoever to Tenant for further disbursement of any portion of the Fund to Tenant. Any costs to complete the Condominium Plan in excess of the Fund shall be the sole responsibility and obligation of the Tenant."

2. Except as expressly modified by this agreement, all covenants, agreements, terms and conditions of the Letter shall remain in full force and effect and are hereby in all respects ratified and confirmed.


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                  If the foregoing accurately reflects your understanding of our agreement, please sign this letter where indicated below.


                                          MENDIK 1740 CORP.


                                          By: /s/ David Greenbaum
                                              -------------------
                                               Name: David R. Greenbaum
                                                     ------------------
                                               Title: President
                                                      ---------

ACCEPTED & AGREED TO
THE MUTUAL LIFE INSURANCE
  COMPANY OF NEW YORK


By:  /s/ Joel Kampf
     --------------
     Name: Joel Kampf
           ----------
     Title: VP
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